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                                                                   EXHIBIT 10(c)

                              AMENDED AND RESTATED
                           PERFORMANCE INCENTIVE PLAN
                                       OF
                             SOUTHTRUST CORPORATION
                                       AND
                                ITS SUBSIDIARIES

         This Performance Incentive Plan, as amended and restated as of the 21st day of December, 1994, of SOUTHTRUST CORPORATION, a Delaware corporation with its principal place of business in Birmingham, Alabama, and its subsidiaries.

                              W I T N E S S E T H:

         WHEREAS, SouthTrust Corporation maintains the Amended and Restated Performance Incentive Plan of SouthTrust Corporation (the "Plan"); and

         WHEREAS, the Board of Directors of SouthTrust Corporation has determined that it is desirable and in the best interests of SouthTrust Corporation to amend and restate the Plan;

         NOW, THEREFORE, the Board of Directors of SouthTrust Corporation hereby adopts and ratifies the Amended and Restated Performance Incentive Plan of SouthTrust Corporation and its subsidiaries as follows:

1.       DEFINITIONS.

         1.1      "Board" means the Board of Directors of SouthTrust.

         1.2      "Code" means the Internal Revenue Code of 1986, as amended

         1.3      "Compensation" means the base salary paid to Participating
                  Officers.

         1.4      "Committee" means the Human Resources Committee of the Board.


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         1.5      "Fiscal Year" means the calendar year.

         1.6 "Participant" means a Participating Officer who has been designated for participation in the Plan by the Committee in accordance with Section 3 of the Plan and who has commenced participation in the Plan.

         1.7 "Participating Employer" means any corporation or other entity (other than SouthTrust), which is a member of an "affiliated group," as such term is defined in Section 1504 of the Code, in which SouthTrust also is a member.

         1.8      "Performance Agreement" means the written notice described in
                  Section 3.2 of the Plan, executed by an executive officer of SouthTrust and transmitted on behalf of the Committee by SouthTrust to each Participant, setting forth the terms and conditions of each Participant's participation in the Plan.

         1.9 "Plan" means the Amended and Restated Performance Incentive Plan of SouthTrust Corporation and its subsidiaries established by this document, as amended from time to time, and any related Performance Agreements.

         1.10 "Participating Officer" means, unless otherwise indicated by the context, (i) those persons who are full-time employees of SouthTrust and (ii) those persons who are full-time employees of each Participating Employer, provided that such persons are serving in an executive capacity with SouthTrust or any Participating Employer.

         1.11 "SouthTrust" means SouthTrust Corporation, a corporation organized and existing under the laws of the State of Delaware, with its principal place of business in Birmingham, Alabama, and any assign or successor thereto, whether by merger, consolidation, sale of assets, liquidation or otherwise.


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2.       PURPOSE. The Plan is intended to motivate Participants to render superior service to SouthTrust and its subsidiaries and for achieving certain performance goals and criterion established by the Committee.

3.       PARTICIPATION.

         3.1 Selection to Participate. Upon recommendation from the Chairman and the President of SouthTrust, the Committee, prior to the close of each Fiscal Year, may designate in writing one or more Participating Officers as persons eligible to participate in the Plan during the next succeeding Fiscal Year, except that in the case of the Fiscal Year ending December 31, 1994, the Committee may make such designation prior to April 1, 1994.

         3.2      Designation of Award and Performance Criteria. Within ninety
                  (90) days after the commencement of each Fiscal Year, the Committee shall approve and establish, and shall request that SouthTrust, on its behalf, communicate in writing to each Participating Officer who is to be a Participant in the Plan for such Fiscal Year, the terms and conditions of each such Participant's participation in the Plan for such Fiscal Year, including the award that each such Participant will be eligible to earn during such Fiscal Year (which award may be expressed as a percentage of each such Participant's compensation for such Fiscal Year and may specify a minimum, maximum and target award for each such Participant) and the performance criteria that must be achieved in order for each such Participant to earn the minimum, maximum, target or any other amount of such award (which, if the Participant is a Participating Officer of SouthTrust, may be expressed as a dollar amount of net income, after taxes, of SouthTrust on a consolidated basis for such Fiscal Year or, if the Participant is a Participating Officer of any Participating Employer, a dollar amount of net income, after taxes, of such Participating Employee on a consolidated basis for such Fiscal Year, determined, in each case, in accordance with generally accepted accounting principles, applied on a basis consistent with prior periods, and which also may be expressed in a manner so as to include such other performance criteria with respect to any such


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                  Participant as the Committee, in its discretion, may deem
                  appropriate). In establishing the award and performance criteria of Participants in the Plan, the Committee shall consider the Participant's level of responsibility with SouthTrust or any Participating Employer and the Participant's potential contribution to the net income goals or other goals of SouthTrust or such Participating Employer; in establishing the award and performance criteria of any Participant, the Committee shall solicit the recommendation of the Chairman and the President of SouthTrust.

4.       PAYMENT OF AWARDS.

         4.1 Calculation of Award Payments. Within sixty (60) days following the close of each Fiscal Year in which a Participant is participating in the Plan, the Committee shall compare the terms and conditions of the award of each Participant and the performance criteria assigned to each such Participant to the results of operations and other financial data reported by SouthTrust and each Participating Employer for such Fiscal Year, which results of operations and financial data shall be consolidated if appropriate to do so and shall be determined in accordance with generally accepted accounting principles, applied on a basis consistent with prior periods. Following such process, and prior to the payment of awards pursuant to
                  Section 4.2 below, the Committee shall determine whether, and the extent to which, each Participant has met the terms and conditions of the award for the Fiscal Year in question and shall certify such fact in writing to each Participant and to the Board of Directors of SouthTrust (and, if appropriate, the Board of Directors of any Participating Employer).

         4.2 Payment of Award Amounts. All awards determined to have been earned pursuant to Section 4.2 of the Plan, adjusted as contemplated by Section 4.3 below, shall be payable in cash, as soon as administratively possible following the certification described in Section 4.1 above, but in no event later than seventy-five (75) days following the close of the Fiscal Year to which such award related.


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         4.3      Effect of Discretionary Bonuses. As may be consistent with the business objectives of SouthTrust and each Participating Employer, the Committee, in its discretion, and, subject to approval of the Board, may elect to pay a discretionary bonus to any Participant in the Plan prior to the end of any Fiscal Year, which discretionary bonus, at the discretion of and as specified by the Committee, may or may not reduce any award that may be earned by any such Participant under the Plan for such Fiscal Year. In the event that any such bonus is paid prior to the end of any Fiscal Year, and in the event that the Committee determines that such bonus is to reduce any award that may be earned by any Participant under the Plan, such bonus, or any award payable under the Plan following the end of such Fiscal Year, shall be reduced appropriately to reflect the time value of money, any award payable under the Plan following the end of such Fiscal Year shall be reduced by the amount of such discretionary bonus, and in the event that any award payable to any Participant under the Plan for such Fiscal Year is less than the amount of such discretionary bonus, such Participant shall be obligated to repay the amount of such discretionary bonus to SouthTrust or any Participating Employer, as may be the case, plus interest accrued thereon from the date of payment of such discretionary bonus at a rate equal to the prime rate of interest that existed at SouthTrust Bank of Alabama, N.A. as of the date of payment of such discretionary bonus.

         4.4 Effect of Termination of Employment on Payment of Award. In the event the employment of a Participant terminates at any time prior to the close of the Fiscal Year for which an award has been made for any reason, including, without limitation, death, disability or normal or early retirement, participation in this Plan shall end and no amount shall be payable under the terms of this Plan.

5.       ADMINISTRATION.

         5.1 Powers and Duties. The Plan shall be administered by the Committee and the Committee shall have the power and duty to:


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                  (a)      construe and interpret the provisions of the Plan;

                  (b) adopt, amend, or revoke rules and regulations for the administration of the Plan, provided they are not inconsistent with the provisions of the Plan;

                  (c) appoint and retain such persons as may be necessary to carry out the functions of the Administrator; and

                  (d) take such other action as may reasonably be required to administer the Plan in accordance with its terms or as may be provided for or required by law.

6.       MISCELLANEOUS.

         6.1 Amendment or Termination. The Plan may be amended or terminated at any time by SouthTrust with respect to any or all Participants, which amendment or termination shall be reflected in a written instrument approved by the Committee and executed by a duly authorized officer of SouthTrust.

         6.2 Governing Law. Except as provided under federal law, the provisions of the Plan shall be governed by and construed in accordance with the laws of the State of Alabama.

         6.3 Right to Employment. This Agreement shall not be construed as giving the Participant any right to continued employment with SouthTrust.

         6.4 Entire Agreement. This Plan, as completed and executed by SouthTrust, the Participation Agreements, and all amendments thereto, will constitute the entire agreement between SouthTrust and Participants regarding the Plan.

         6.5 Captions. The captions or headings in this Agreement are made for convenience and general reference only and shall not be construed to describe, define, or limit the scope or intent of the provisions of this Agreement.


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         IN WITNESS WHEREOF, SouthTrust, by and through its duly authorized officers, has caused this instrument to be executed under seal on the date first above written.

                                                   SOUTHTRUST CORPORATION



                                             By: /s/ Roy Gilbert
                                                --------------------------------

                                             Its: President
                                                 -------------------------------

ATTEST:



Aubrey D. Barnard
Secretary


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